Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 6, 2014 (except for Note 15g which date is May 7, 2014), in Amendment No. 8 to the Registration Statement (Form S-1 No. 333-193784) and related prospectus of NanoVibronix Inc. dated June 23, 2014.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
June 23, 2014	A Member of Ernst & Young Global